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Exhibit 21.1

        The following corporations are wholly-owned subsidiaries of Edwards Lifesciences Corporation:

Legal Entity	State of Incorporation/ Formation	Country of Incorporation/ Formation
Benchmark, Inc.	Utah	U.S.
Edwards Lifesciences Asset Management Corporation	Delaware	U.S.
Edwards Lifesciences Corporation of Puerto Rico	Delaware	U.S.
Edwards Lifesciences Finance LLC	Delaware	U.S.
Edwards Lifesciences International Assignments Inc.	Delaware	U.S.
Edwards Lifesciences International Holdings LLC	Delaware	U.S.
Edwards Lifesciences Japan Holdings Inc.	Delaware	U.S.
Edwards Lifesciences LLC	Delaware	U.S.
Edwards Lifesciences Research Medical, Inc.	Utah	U.S.
Edwards Lifesciences Sales Corporation	Delaware	U.S.
Edwards Lifesciences Sub Inc.	Delaware	U.S.
Edwards Lifesciences (U.S.) Inc.	Delaware	U.S.
Edwards Lifesciences World Trade Corporation	Delaware	U.S.
Percuteneous Valve Technologies, Inc.	Delaware	U.S.
Edwards Lifesciences Austria GmbH		Austria
Edwards Lifesciences Pty. Limited		Australia
Edwards Lifesciences S.P.R.L.		Belgium
Edwards Lifesciences Macchi Ltda.		Brazil
Edwards Lifesciences Participacoes e Comercial Ltda.		Brazil
Edwards Lifesciences Ltda.		Brazil
Edwards Lifesciences Industria e Comercio de Produtos Medico-Cirurgicos Ltda.		Brazil
Edwards Lifesciences (Canada) Inc.		Canada
Edwards Lifesciences A/S		Denmark
Edwards Lifesciences World Trade (Shanghai) Co., Ltd.		China
Edwards Lifesciences SAS		France
Edwards Lifesciences Holding Germany GmbH		Germany
Edwards Lifesciences Germany GmbH		Germany
Edwards Lifesciences Services GmbH		Germany
PAS Palzer Verwaltungs GmbH		Germany
Edwards Lifesciences Hellas, EPE		Greece
Edwards Lifesciences (India) Private Limited		India
Edwards Lifesciences Italia SpA		Italy
Edwards Lifesciences (Japan) Limited		Japan
Edwards Lifesciences Korea Co., Ltd.		Korea
Edwards Lifesciences Mexico, S.A. de C.V.		Mexico
Edwards Lifesciences B.V.		The Netherlands
Edwards Lifesciences Services B.V.		The Netherlands
Edwards Lifesciences Uden B.V.		The Netherlands
Edwards Lifesciences Export (Puerto Rico) Corporation		Puerto Rico
Edwards Lifesciences South Africa Pty. LTD		South Africa
Edwards Lifesciences S.L.		Spain
Edwards Lifesciences Nordic AB		Sweden
Edwards Lifesciences AG		Switzerland
Edwards Lifesciences (Thailand) Ltd.		Thailand
Edwards Lifesciences Limited		United Kingdom
Whitland Research Limited		United Kingdom
Percutaneous Valve Technologies Ltd.		Israel

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  Exhibit 21.1